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                                                             EXHIBIT 10.34 (c)


                              SECOND AMENDMENT TO
                    ENRON OIL & GAS COMPANY 1992 STOCK PLAN
             (As Amended and Restated Effective December 14, 1994)


         WHEREAS, ENRON OIL & GAS COMPANY (the "Company") has heretofore adopted and maintains the Enron Oil & Gas Company 1992 Stock Plan (As Amended and Restated Effective December 14, 1994) (the "Plan"); and

         WHEREAS, the Company desires to amend the Plan;

         NOW, THEREFORE, the Plan is amended as follows:

         1.      The following new paragraph (vii) is added to the end of
Section 5.3 of the Plan:

         "(vii) Phantom Stock Units. The Committee is authorized to grant Awards of Phantom Stock Units to eligible persons other than Directors of the Company. Awards of Phantom Stock Units shall be evidenced by Award Agreements. Paragraphs (ii), (iii) (iv) and (v) of this Section
         5.3 shall apply to Awards of Phantom Stock Units in similar manner as they apply to Shares of Restricted Stock, as interpreted by the Committee, provided, however, the limitation in paragraph (ii) above on the number of Shares of Restricted Stock which may be granted shall apply to the total aggregate number of Awards of Shares of Restricted Stock and Phantom Stock Units. A Phantom Stock Unit is a contractual obligation of the Company equal in value to one Share of the Company, which until paid is an unfunded bookkeeping credit on the records of the Company. Such credit shall be increased by the dividends per Share of the Company after the date of the Award. The portion of such credit attributable to Phantom Stock Units shall be paid under paragraph (iii) above in Shares of the Company."


         2. Section 5.4 (iii) is hereby deleted in its entirety and the following is substituted therefor:

         "(iii) Limits on Transfer of Awards. No Award (other than Released Securities) and no right under any such Award shall be assignable, alienable, saleable or transferable by a Participant other than:

                 (a)      by will or by the laws of descent and distribution;

                 (b) pursuant to a "domestic relations order" as defined in Section 414 of the Code or Section 206 of the Employee Retirement Income Security Act of 1974, as amended;

                 (c) by transfer by an eligible Participant, subject to such rules as the Committee may adopt to preserve the purposes of the Plan (including limiting such transfer to Participants who are directors or senior executives), to:

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                          (I)     a member of his or her Immediate Family,

                          (II) a trust solely for the benefit of the Participant and his or her Immediate Family, or

                          (III) a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family members,

                 (d) by designation, in a manner established by the Committee, of a beneficiary or beneficiaries to exercise the rights of the Participant and to receive any property distributable with respect to any Award upon the death of the Participant.

         Each transferee described in (b) and (c) above is hereafter referred to an a "Permitted Transferee", provided that the Committee is notified in writing of the terms and conditions of any transfer intended to be described in (b) or (c) and the Committee determines that the transfer complies with the requirements of the Plan and the applicable Award Agreement. Any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance that does not qualify under (a), (b), (c) or (d) shall be void and unenforceable against the Company. "Immediate Family" means, with respect to a particular Participant, the Participant's spouse, children or grandchildren (including adopted and stepchildren and grandchildren).

         The terms and provisions of an Award Agreement shall be binding upon the beneficiaries, executors and administrators of the Participant and on the Permitted Transferees of the Participant (including the beneficiaries, executors and administrators of the Permitted Transferees), except that Permitted Transferees shall not reassign any Award other than by will or by the laws of descent and distribution. An Award shall be exercised only by the Participant (or his or her attorney in fact or guardian) (including, in the case of a transferred Award, by a Permitted Transferee), or, in the case of the Participant's death, by the Participant's executor or administrator (including, in the case of a transferred Award, by the executor or administrator of the Permitted Transferee), and all exercises of an Award shall be accompanied by sufficient payment, as determined by the Company, to meet its withholding tax obligation on such exercise or by other arrangements satisfactory to the Committee to provide for such payment."


3. Section 7.2 is hereby deleted in its entirety and the following is substituted therefor:

         "7.2 Withholding. The Company or any subsidiary of the Company is authorized and directed (i) to withhold from any Award granted or any payment due or any transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan, and (ii) to take such other action, including but not limited to, acceptance of already owned Shares (including Shares acquired from the exercise of an Option or vesting of Shares of Restricted Stock), as may be necessary to satisfy all obligations for the payment of such taxes."





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         AS AMENDED HEREBY, the Plan is specifically ratified and reaffirmed.


Dated effective as of December 9, 1997.


ATTEST:                                    ENRON OIL & GAS COMPANY



By:   /s/ Angus H. Davis                   By:   /s/ Patricia L. Edwards
      -----------------------------              -----------------------------
      Angus H. Davis                             Patricia L. Edwards
      Vice President, Communications             Vice President, Human Resources
         and Corporate Secretary                    & Administration





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